SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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|_|Definitive additional materials	(as permitted by Rule 14a–6(e)(2))
|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

Semitool, Inc.
(Name of Registrant as Specified in Its Charter)

Semitool, Inc.
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SEMITOOL, INC.

Notice of Annual Meeting of Shareholders
To Be Held February 8, 2001

To the Shareholders of Semitool, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Semitool, Inc., a Montana corporation (the "Company"), will be held at the Grouse Mountain Lodge, Hwy. 93 & Fairway Drive, Whitefish, Montana 59937, at 2:30 p.m., local time, on February 8, 2001, for the following purposes:

        1.        ELECTION OF DIRECTORS. To elect six directors of the Company to serve until the 2002 Annual Meeting of Shareholders or until their successors are elected and qualified.

        2.        APPROVAL AND RATIFICATION OF THE AMENDED AND RESTATED SEMITOOL, INC. 1994 STOCK OPTION PLAN, AS AMENDED. To approve and ratify the Amended and Restated Semitool, Inc. 1994 Stock Option Plan, as amended, to increase the number of shares of Common Stock available for issuance thereunder by 300,000 shares from 3,000,000 shares to 3,300,000 shares.

        3.        RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors for the Company for the fiscal year ending September 30, 2001.

        4.        OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting of Shareholders and any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement, which is attached hereto and made a part hereof.

        The Board of Directors has fixed the close of business on January 4, 2001 as the record date for determining the shareholders entitled to notice of and to vote at the 2001 Annual Meeting of Shareholders and any adjournment or postponement thereof.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON, YOU ARE URGED TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTION. YOU MAY SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE, OR (3) BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AND MAILING IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD OR SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                             By Order of the Board of Directors,

                                             /s/Raymon F. Thompson
                                             -----------------------------------
                                             Raymon F. Thompson
                                             Chairman of the Board,
                                             President and
                                             Chief Executive Officer

Kalispell, Montana
January 16, 2001

Mailed to Shareholders on or about January 16, 2001

SEMITOOL, INC.

655 West Reserve Drive
Kalispell, Montana 59901

PROXY STATEMENT

General Information

        This Proxy Statement is furnished to the shareholders of Semitool, Inc., a Montana corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board" or "Board of Directors") of proxies in the accompanying form for use in voting at the 2001 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on February 8, 2001, at the Grouse Mountain Lodge, Hwy. 93 & Fairway Drive, Whitefish, Montana 59937, at 2:30 p.m., local time, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

        This Proxy Statement, the form of proxy, and the Company's 2000 Annual Report are first being mailed to shareholders on or about January 16, 2001.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Mr. William A. Freeman) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

        The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with such solicitation.

        The close of business on January 4, 2001 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 28,318,800 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. With respect to the election of directors, each shareholder is entitled to cumulate his or her votes, meaning that such shareholder can multiply the number of shares owned by the number of board positions to be filled, and allocate such votes for all or as many director-nominees as he or she may designate.

        An automated system administered by the Company's transfer agent will tabulate votes cast by proxy at the meeting, and the inspector of elections appointed for the meeting will tabulate votes cast in person at the meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, but will not be counted for or against any of the proposals to be voted upon at the meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Pursuant to the Bylaws of the Company, the authorized number of directors is set at six. Six directors will be elected at the Annual Meeting to serve until the 2002 Annual Meeting of Shareholders or until their successors are elected or appointed and qualified or until the director's earlier resignation or removal. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the additional vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner, as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as a nominee or as a director, if elected. Each of the six nominees for director who receives the greatest number of votes will be elected.

        Set forth below is the age and certain biographical information relating to the director nominees, all of whom currently are serving as directors.

        Raymon F. Thompson, age 59, founded Semitool in 1979 and serves as Chairman, President and Chief Executive Officer. In 1979, Mr. Thompson designed, patented and introduced the first on-axis rinser/dryer for the semiconductor industry. Mr. Thompson serves on the Boards of Directors of Semitool Europe, Ltd. and Semitool Japan KK.

        Howard E. Bateman, age 66, has served on the Company's Board of Directors since 1990. Mr. Bateman formerly owned and operated Entech, a Pennsylvania company that was an independent sales representative for the Company's products from 1979 to 1996.

        Richard A. Dasen, age 58, has served on the Company's Board of Directors since 1984. From 1974 to 1992, Mr. Dasen owned and managed Evergreen Bancorporation, a multi-bank holding company. Since 1992, Mr. Dasen has been an independent businessman.

        Timothy C. Dodkin, age 51, has been employed by the Company since 1985 and has served on our Board of Directors since 1998. Mr. Dodkin served as our European Sales Manager from 1985 to 1986 when he became Senior Vice President, Managing Director of Semitool Europe, Ltd. Prior to joining us, Mr. Dodkin worked at Cambridge Instruments, a semiconductor equipment manufacturer, for ten years in national and international sales.

        Daniel J. Eigeman, age 66, has served on the Company's Board of Directors since 1985. From 1971 to 1993, Mr. Eigeman was President of Eigeman, Hanson & Co., P.C., an accounting firm, and was a shareholder of Junkermier, Clark, Campanella, Stevens, P.C., CPAs from 1993 to 1999. Mr. Eigeman currently serves as a director of CPA Mutual Insurance of America, Inc.

        L. Peter Larson, age 61, was appointed a director of the Company in December 2000 to fill the unexpired term of Calvin S. Robinson, who passed away in June 2000. Mr. Larson currently serves as Chairman of the Board of American Timber Company and previously served as its President and Chief Executive Officer from 1978 to 2000. Mr. Larson is the President and Chief Executive Officer of L. Peter Larson Company and is a General Partner of Larson-Sparling Limited Partnership. Since 1985, Mr. Larson has served on the Board of Directors of Glacier Bancorp, Inc.

THE BOARD RECOMMENDS A VOTE FOR
THE ELECTION OF THE NOMINEES NAMED ABOVE.

Relationships Among Directors or Executive Officers

        There are currently no family relationships among any of the directors or executive officers of the Company.

Meetings and Committees of the Board of Directors

        During the fiscal year ended September 30, 2000, the Board met seven times. The Board has three committees: the Audit Committee, the Compensation and Stock Option Committee (the "Compensation Committee") and the Nominating Committee. During the fiscal year ended September 30, 2000, no director attended fewer than 75% of all the meetings of the Board and its committees on which he served after becoming a member of the Board.

        The Audit Committee, which held four meetings in the fiscal year ended September 30, 2000, consisted of Messrs. Dasen, Eigeman and Robinson. Mr. Larson was appointed by the Board in December 2000 to fill the unexpired term of Mr. Robinson. The primary function of the Audit Committee is to assist the Board of Directors in overseeing management's conduct of the Company's (1) financial reporting process, including the financial reports and other financial information provided to the public; (2) systems of internal controls; and (3) annual independent audit of the Company's financial statements. See "REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS." The Board adopted and approved a charter for the Audit Committee in April 2000, a copy of which is attached hereto as Appendix A. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

        The Compensation Committee, which held two meetings in the fiscal year ended September 30, 2000, consisted of Messrs. Bateman, Robinson, and Dasen, who was appointed by the Board in August 2000 to fill the unexpired term of Mr. Robinson. The Compensation Committee reviews and approves the compensation and benefits for the Company's executive officers, administers the Company's stock option plan and performs such other duties as may from time to time be determined by the Board. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION."

        The Nominating Committee, which held one meeting in the fiscal year ended September 30, 2000, consisted of Messrs. Bateman and Thompson. The Nominating Committee nominates directors to hold office for the ensuing year and until their respective successors are duly elected and qualified.

Compensation of Directors

        Upon becoming a member of the Board, non-employee directors receive options (the "Initial Option Grants") to purchase 6,000 shares of Common Stock, and thereafter receive an annual option grant (the "Annual Option Grants") to purchase 4,000 shares of Common Stock. The Company's non-employee directors also receive a $1,000 monthly fee, $1,000 for each Board meeting attended and $500 for each committee meeting attended that is not held in conjunction with a Board meeting. All non-employee directors are reimbursed for expenses incurred in connection with attending meetings of the Board. Employee directors of the Company do not receive compensation for their services as directors.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of the Record Date for (i) each person who is known by the Company to beneficially own more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the officers appearing in the Summary Compensation Table below and (iv) all directors and executive officers as a group. The address of each of the persons in this table is c/o Semitool, Inc., 655 West Reserve Drive, Kalispell, Montana 59901.

                                                                   Shares Beneficially Owned
                                                               --------------------------------
Directors, Executive Officers and 5% Shareholders                 Number            Percent(1)
--------------------------------------------------------       --------------    --------------
  Raymon F. and Ladeine A. Thompson(2)                         12,632,368              44.6%
  Howard E. Bateman(3)                                             28,000                *
  Richard A. Dasen(4)                                              32,000                *
  Timothy C. Dodkin(5)                                             49,000                *
  Daniel J. Eigeman(4)                                             27,800                *
  L. Peter Larson(6)                                               66,000                *
  William A. Freeman(7)                                            55,000                *
  Gregory L. Perkins(8)                                            12,800                *
  Dana R. Scranton(9)                                              11,250                *
  Fabio Gualandris                                                     --                *
  All directors and officers as a group (11 persons)(10)       12,936,418              45.7%

------------------

*          Less than 1%.

(1)        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of              shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held              by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares,              however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. Except as indicated              in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and              investment power with respect to the shares set forth opposite such person’s name.

(2)        Includes 425,000 shares held in the name of the Gina Thompson Trust of which Mr. Thompson is the trustee, and includes 189,400              shares held in the name of the Floyd Foundation Trust of which Mr. Thompson is the trustee.

(3)        Includes 20,000 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.

(4)        Includes 26,000 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.

(5)        Includes 49,000 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.

(6)        Includes 6,000 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.

(7)        Includes 55,000 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.

(8)        Includes 12,800 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.

(9)        Includes 9,250 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.

(10)       Includes 226,250 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.

PROPOSAL NO. 2

APPROVAL AND RATIFICATION OF THE AMENDED AND RESTATED SEMITOOL, INC.
1994 STOCK OPTION PLAN, AS AMENDED

        The Company's shareholders are being asked to act upon a proposal to approve and ratify the action of the Board amending the Company's Amended and Restated 1994 Stock Option Plan (the "Option Plan"). Approval and ratification of the proposal requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

        The Board amended the Option Plan in December 2000, subject to shareholder approval and ratification of the amended Option Plan, to increase the number of shares reserved for issuance under the Option Plan by 300,000 shares from 3,000,000 shares to 3,300,000 shares.

        The Board believes that the attraction and retention of high quality personnel are essential to the Company's continued growth and success and that an incentive plan such as the Option Plan is necessary for the Company to remain competitive in its compensation practices.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
APPROVAL AND RATIFICATION OF THE
OPTION PLAN, AS AMENDED.

General Description

        The following is a general description of the principal terms of the Option Plan, the amendment approved by the Board and the purpose of the amendment. Although the Company believes that the following description provides a fair summary of the material terms of the Option Plan, the description is qualified in its entirety by the text of the Option Plan, as proposed to be amended.

        The Option Plan was adopted by the Board and approved by the shareholders of the Company in December 1994. The purpose of the Option Plan is to assist the Company in attracting and retaining high quality personnel and to provide a means whereby eligible employees (including officers and employee directors) and non-employee directors can acquire Common Stock through the exercise of options, thereby aligning the interests of employees, officers and directors with the interests of shareholders. The Option Plan provides for the granting to employees (including officers and employee directors) of incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and for the granting to employees, directors and consultants of nonqualified stock options. The Company cannot grant an Incentive Stock Option if as a result of the grant the optionee would have the right in any calendar year to exercise (under all plans of the Company or its affiliates) for the first time one or more Incentive Stock Options for shares having an aggregate fair market value (determined as of the grant date) in excess of $100,000. As of the Record Date, approximately 218 persons were either participating in or eligible to participate in the Option Plan and options to purchase 2,376,646 shares had been granted under the Option Plan of which options to purchase 1,250,620 shares were outstanding.

        The Board of Directors believes that the attraction and retention of high quality personnel are essential to the Company's continued growth and success and that an incentive plan such as the Option Plan is necessary for the Company to remain competitive in its compensation practices. The increase in the number of shares reserved for issuance is intended to support the Company's requirements for stock option grants to both current employees and future employees. The shareholders of the Company are therefore being asked to approve the Option Plan, as amended, to increase the number of shares of Common Stock available for issuance thereunder by 300,000 shares from 3,000,000 shares to 3,300,000 shares.

        The Option Plan is currently administered by the Compensation Committee, which, except for Initial Option Grants and Annual Option Grants to non-employee directors, determines the terms of the options granted under the Option Plan, including the exercise price, the number of shares subject to the option and exercisability. Generally, 5% of the shares subject to the option granted under the Option Plan become exercisable at the end of each three-month period commencing three months after the grant date such that the option is fully exercisable five years after the grant date. No Incentive Stock Option may be transferred by the optionee other than by will or the laws of descent or distribution. Each Incentive Stock Option may be exercised, during the lifetime of the optionee, only by such optionee.

        Under the Option Plan, non-employee directors receive Initial Option Grants to purchase 6,000 shares of Common Stock upon the date he or she becomes a director. Thereafter, immediately following each annual meeting of shareholders, each non-employee director who continues as such following the annual meeting and has attended two or more meetings of the Board of Directors as of the time of such annual meeting, receives an Annual Option Grant to purchase 4,000 shares of Common Stock. In general, the exercise price of stock subject to the Initial Option Grants and the Annual Option Grants is the fair market value of the Common Stock on the date of grant. The Initial Option Grants vest and become exercisable as of the date of grant and the Annual Option Grants vest and become exercisable as to 25% of the shares covered thereby on the last day of each three-month period following the date of grant such that the option becomes fully exercisable twelve months after the grant date.

        The exercise price of Incentive Stock Options granted under the Option Plan must equal at least the fair market value of the Common Stock on the date of grant. The exercise price of any Incentive Stock Option granted to an optionee who owns stock possessing more than 10% of the voting power of the Company's outstanding capital stock must equal at least 110% of the fair market value of the Common Stock on the date of grant. The Compensation Committee determines the exercise price of nonqualified stock options other than Initial Option Grants and Annual Option Grants. In general, payment of the exercise price may be made in cash, by the optionee's personal check, certified check or other specified consideration.

        In general, except for options granted to non-employee directors, the Option Plan provides that the Compensation Committee may include a provision in the option agreement providing that, in the event of a Change in Control (as defined in the Option Plan), any outstanding options covered by such agreement shall be fully vested, nonforfeitable and become exercisable as of the date of the Change in Control. If the Compensation Committee elects to include such a provision, the option agreement will provide that, (a) in the event of a Change in Control relating to (i) an acquisition of Common Stock resulting in the beneficial ownership by any person or related group of persons of more than 50% of the total combined voting power of the outstanding Common Stock, (ii) a change in the composition of the Board over a 36 month period or (iii) approval by the Company's shareholders of any reverse merger in which the Company survives as an entity, but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger, the option shall remain exercisable for the remaining term of the option, and (b) in the event of a Change in Control relating to (x) approval by the Company's shareholders of a merger or consolidation in which the Company is not the surviving entity (except for a transaction the principal purpose of which is to change the Company's state of incorporation) or (y) the approval by the Company's shareholders of either the sale, transfer or other disposition of all or substantially all of the assets of the Company or the complete liquidation or dissolution of the Company, the option shall terminate as of the effective date of such merger, disposition of assets, liquidation or dissolution. As to options granted to non-employee directors, (A) in the event of a Change in Control relating to (i), (ii) or (iii) above, any such outstanding options become fully vested and remain exercisable for the remaining term of such options and (B) in the event of a Change in Control relating to (x) or (y) above, any such outstanding options terminate as of the effective date of such merger, disposition of assets, liquidation or dissolution.

Federal Income Tax Information

        The following summarizes only the federal income tax consequences of stock options and shares of restricted stock granted under the Option Plan. State and local tax consequences may differ.

        The grant of a nonqualified stock option under the Option Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a nonqualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option price and the fair market value of the Shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. Subject to the requirements of reasonableness and satisfaction of any withholding obligation, the Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee’s subsequent disposition of the Shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the Shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain. The maximum marginal rate at which ordinary income is taxed to individuals is currently 39.6% and the maximum rate at which long-term capital gains are taxed for most types of property is 20%.

        The grant of an incentive stock option under the Option Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an Incentive Stock Option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an Incentive Stock Option, the tax consequences depend upon how long the optionee has held the Shares of Common Stock. If the optionee does not dispose of the Shares within two years after the Incentive Stock Option was granted, nor within one year after the Incentive Stock Option was exercised and Shares were purchased, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the Shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

        If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee (subject to the requirements of resasonableness and perhaps, in the future, the satisfaction of a withholding obligation).

        The “spread” under an Incentive Stock Option — i.e., the difference between the fair market value of the Shares at exercise and the exercise price — is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

        The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Option Plan and does not purport to be complete. The foregoing does not discuss the income tax laws of any municipality, state, or foreign country in which an optionee may reside.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        PricewaterhouseCoopers LLP has served as the Company's independent auditors since 1984 and has been appointed by the Board to continue as the Company's independent auditors for the Company's fiscal year ending September 30, 2001. Ratification of the proposal requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S
INDEPENDENT AUDITORS FOR THE FISCAL YEAR
ENDING SEPTEMBER 30, 2001.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

        The following table sets forth information relating to compensation received by the Company's current and former Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") during the periods indicated.

                                                                         Long-Term
                                                                        Compensation
                                                                        ------------
                                                                         Securities
                                                                         Underlying      All Other
  Name and Principal Position          Year      Salary       Bonus      Options(#)    Compensation
--------------------------------     --------   ---------  -----------  ------------  -------------
  Raymon F. Thompson                   2000     $250,000   $ 10,000(1)       --       $   5,250(2)
    Chairman of the Board,             1999      150,006       --            --           4,971(2)
    President and Chief Executive      1998      250,010       --            --           5,000(2)
    Officer

  Fabio Gualandris(3)                  2000      122,375       --            --         200,000(4)
    President and Chief                1999      265,008     60,000        10,000
    Executive Officer                  1998      130,000       --         100,000       127,599(5)

  Timothy C. Dodkin(6)                 2000      310,000     15,000(1)       --           9,720(2)
    Managing Director                  1999      310,000       --            --          10,188(2)
    Semitool Europe Ltd.               1998      413,239       --          25,000        10,313(2)

  William A. Freeman                   2000      200,000     40,000(1)     40,000         5,250(2)
    Senior Vice President and          1999      180,007     40,000        10,000         5,000(2)
    Chief Financial Officer            1998       97,504       --            --          25,971(7)

  Gregory L. Perkins                   2000      160,000     65,000(8)       --           5,250(2)
    Vice President and                 1999      160,000       --            --           5,000(2)
    General Manager                    1998      158,340       --          20,000         5,225(2)

  Dana R. Scranton                     2000      180,000     10,000(1)     10,000         4,875(2)
    Vice President                     1999      130,000       --            --           3,250(2)
    of Strategic Marketing             1998      130,000       --            --           3,264(2)

(1)        Represents a fiscal year 2000 bonus paid in fiscal year 2001.

(2)        Represents Company contributions to the Company's 401(k) plan on behalf of the Named Executive Officer, except that amounts for Mr.              Dodkin represent Company contributions to a United Kingdom employee benefit plan that is similar to the Company's 401(k) plan on              behalf of Mr. Dodkin.

(3)        Mr. Gualandris resigned his position as President and Chief Executive Officer of the Company effective February 2000. Mr. Thompson              was appointed by the Board of Directors as the President and Chief Executive Officer of the Company at the February 9, 2000 meeting of              the Board.

(4)        Mr. Gualandris was paid $200,000 as a severance package agreed to at the time of his appointment as President and Chief Executive              Officer.

(5)        Includes $120,000 in relocation expenses, $4,050 in housing expenses and $3,549 in car allowance paid to Mr. Gualandris.

(6)        Mr. Dodkin's compensation is paid in UK Pounds Sterling. The average UK Pound Sterling exchange rates for fiscal 2001, 2000 and 1999              were 1.56, 1.64 and 1.65, respectively.

(7)        Includes $14,096 in relocation expenses, $6,875 in car allowance and $5,000 in company contributions to the
             401(k) plan.

(8)        Represents a fiscal year 2000 bonus in the amount of $60,000 paid during fiscal year 2000 and a $5,000 fiscal year 2000 bonus paid in              fiscal year 2001.

Option Grants in Last Fiscal Year

        The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended September 30, 2000. In addition, as required by the Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the respective options based on assumed rates of annual compound price appreciation during the option term.

                                                Individual Grants                     Potential Realizable Value
                         ---------------------------------------------------------
                           Number of      % of Total                                  at Assumed Annual Rate of
                          Securities        Options                                    Stock Price Appreciation
                          Underlying      Granted to      Exercise                               for
                            Options      Employees in     Price Per     Expiration          Option Term(1)
                                                                                      --------------------------
Name                      Granted(2)      Fiscal Year       Share          Date           5%               10%
-------------------      ------------    ------------    -----------    ----------    --------------------------

Raymon F. Thompson            --              --             --             --            --               --

Fabio Gualandris              --              --             --             --            --               --

Timothy C. Dodkin             --              --             --             --            --               --

William A. Freeman          40,000              9.36%         $7.219    01/05/2010    $ 181,583        $ 460,183

Gregory L. Perkins            --              --             --             --            --               --

Dana R. Scranton            10,000              2.34%          7.219    01/05/2010       45,398          115,048

----------------------------

(1)        Potential realizable value is determined by applying an amount equal to the fair market value on the date of grant to the stated annual              appreciation rate compounded annually for the remaining term of the option, subtracting the exercise price at the end of the period and              multiplying the remaining number by the number of shares subject to the option. Actual gains, if any, on stock option exercise and              Common Stock holdings are dependent upon a number of factors, including the future performance of the Common Stock, overall stock              market conditions, and the timing of option exercises, if any. There can be no assurance that the amounts reflected in this table will be              achieved.

(2)        Reflects options that have a ten year term and vest and become exercisable at the rate of 5% per quarter.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

        The following table discloses for each of the Named Executive Officers certain information relating to options to purchase the Company's Common Stock exercised during the fiscal year ended September 30, 2000 and options to purchase the Company's Common Stock held at the end of the fiscal year ended September 30, 2000.

                                                        Number of Securities
                         Shares                        Underlying Unexercised           Value of Unexercised
                        Acquired                      Options at September 30,          In-the-Money Options
                           on            Value                2000(#)                at September 30, 2000($)(1)
Name                   Exercise(#)    Realized($)    Exercisable   Unexercisable    Exercisable    Unexercisable
-------------------    -----------    -----------    -----------   -------------    -----------    -------------

Raymon F. Thompson           --            --              --              --             --               --

Fabio Gualandris           63,000     $  519,156           --              --       $     --       $       --

Timothy C. Dodkin          68,000        897,583         42,000          32,000        308,979          227,438

William A. Freeman           --            --            50,000          90,000        323,312          578,554

Gregory L. Perkins        105,700      1,479,894          7,400          24,900         52,363          176,394

Dana R. Scranton             --            --             7,000          13,000         37,469           71,594

---------------------

(1)        Based on the fair market value of the Company's Common Stock as of September 30, 2000 of $12.813.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended September 30, 2000, Messrs. Bateman, Robinson and Dasen served on the Compensation Committee of the Board of Directors. No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the Board of Directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

        This section is not "soliciting material," is not deemed "filed" with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general language to the contrary.

        The Compensation Committee was formed in 1995 and consists of Messrs. Bateman and Dasen. Decisions concerning the compensation of the Company's executive officers are made by the Compensation Committee and reviewed by the full Board (excluding any interested director).

Executive Officer Compensation Programs

        The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

        The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of shareholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and shareholder interests, thereby enhancing shareholder value.

        Base Salaries. Salaries for the Company's executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer's on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company's financial performance generally. The weight given each such factor by the Compensation Committee may vary from individual to individual.

        Incentive Bonuses. The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company's executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon recommendations by management and a subjective consideration of factors including such officer's level of responsibility, individual performance, contributions to the Company's success and the Company's financial performance generally.

        Stock Option Grants. Stock options are granted to executive officers and other employees under the Option Plan. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with shareholder interests. Stock option grants are intended to focus the attention of the recipient on the Company's long-term performance which the Company believes results in improved shareholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options generally vest and become fully exercisable over a five-year period. The principal factors considered in granting stock options to executive officers of the Company are prior performance, level of responsibility, other compensation and the executive officer's ability to influence the Company's long-term growth and profitability. However, the Option Plan does not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

        Other Compensation Plans. The Company has adopted certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees. The Company also provides a 401(k) deferred compensation pension plan. Benefits under these general plans are indirectly tied to the Company's performance.

        Deductibility of Compensation. Section 162(m) of the Internal Revenue Code ("IRC") disallows a deduction by the Company for certain compensation exceeding $1.0 million paid to any Named Executive Officer, excluding, among other things, certain performance based compensation. Because the compensation figures for the Named Executive Officers have not approached the limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit. However, the Option Plan is designed to qualify any compensation realized by Named Executive Officers from the exercise of an option as performance based compensation. The Compensation Committee remains aware of the existence of the IRC Section 162(m) limitations, and the available exemptions, and will address the issue of deductibility when and if circumstances warrant the use of such exemptions in addition to the exemption contemplated under the Option Plan.

Chief Executive Officer Compensation

        The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers.

        Mr. Thompson was appointed as the President and Chief Executive Officer of the Company at the February 9, 2000 meeting of the Board of Directors to succeed Mr. Gualandris, whose resignation was effective that month. Mr. Thompson's base salary for the fiscal year ending September 30, 2000 was established at $250,000. His base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Mr. Thompson's base salary is at the approximate median of the base salary range for Presidents/Chief Executive Officers of comparable companies. Mr. Thompson received a bonus of $10,000 for fiscal year 2000 which was a discretionary award approved by the Board of Directors.

        Mr. Gualandris resigned as Chief Executive Officer effective February 2000. His base salary for the fiscal year ending September 30, 2000 was established at $260,000. Pursuant to a severance package agreed to at the time of his appointment as Chief Executive Officer, Mr. Gualandris received the amount of $200,000 upon his resignation.

                                           MEMBERS OF THE COMPENSATION COMMITTEE

                                           Howard E. Bateman
                                           Richard A. Dasen

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended September 30, 2000, which include the consolidated balance sheets of the Company as of September 30, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended September 30, 2000, and the notes thereto. This section is not "soliciting material," is not deemed "filed" with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general language to the contrary.

Review with Management

        The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

Review and Discussions with Independent Accountants

        The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Company. The Audit Committee also reviewed and approved the non-audit services of PricewaterhouseCoopers LLP.

Conclusion

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

                                                  MEMBERS OF THE AUDIT COMMITTEE

                                                  Richard A. Dasen
                                                  Daniel J. Eigeman

CERTAIN TRANSACTIONS

        The following is a description of certain transactions and relationships entered into or existing during the fiscal year ended September 30, 2000 between the Company and certain affiliated parties:

        During the fiscal year ended September 30, 2000, the Company leased airplanes from an entity wholly-owned by Mr. Thompson. Under these lease agreements, the Company made rental payments of $684,000 to this entity during the fiscal year ended September 30, 2000. The Company currently leases two airplanes from this entity with a total monthly rental of $123,000. The lease terms are month-to-month. The terms of the lease agreements were based on quotes from independent aircraft leasing dealers for the same type of aircraft. The Company also leases hangar space from this entity with a monthly rental of $3,333. The Company believes that these lease agreements are on terms no less favorable to the Company than could have been obtained from an unaffiliated party.

        On November 20, 2000 the Company completed a tax-free exchange of one of its aircraft. In the exchange, the Company transferred an aircraft to a third party and replaced that property with an aircraft received from an entity wholly-owned by Mr. Thompson. As a result of the exchange, that entity was paid the amount of $825,000, representing the additional fair market value of the aircraft received by the Company in exchange for the aircraft transferred to the third party. The Company believes that this transaction was effected on terms no less favorable to the Company than could have been obtained from an unaffiliated party.

STOCK PERFORMANCE GRAPH

        The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock from September 30, 1995 through the end of the Company's fiscal year ended September 30, 2000, with the percentage change in the cumulative total return for the Nasdaq Composite Index (U.S. Companies) and the Chase H & Q Semiconductors Index. The comparison assumes an investment of $100 on September 30, 1995 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SEMITOOL, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE CHASE H & Q SEMICONDUCTORS INDEX

Following is a listing of each of the plot points illustrated in the graph:

DOLLARS                    Sept-95     Sept-96     Sept-97     Sept-98     Sept-99     Sept-00

SEMITOOL, INC.              100.00       47.50      100.50       23.50       35.25      102.50

CHASE H & Q
SEMICONDUCTORS              100.00       74.66      149.09       85.23      232.53      431.98

NASDAQ STOCK MARKET         100.00      118.68      162.92      165.50      270.38      358.89

SHAREHOLDER PROPOSALS

        To be considered for presentation to the annual meeting of the Company's shareholders to be held in 2002, a shareholder proposal must be received by Mr. William A. Freeman, Chief Financial Officer, 655 West Reserve Drive, Kalispell, Montana 59901, no later than September 10, 2001.

SHAREHOLDER NOMINATIONS FOR DIRECTOR

        Pursuant to the Company's bylaws, nominations of persons for election to the Board of Directors may be made at a meeting of shareholders by any shareholder entitled to vote for the election of directors at the meeting who complies with the notice procedures. Such nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the first anniversary of the preceeding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the shareholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting, or (2) tenth day following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

        Such shareholder's notice must set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder, and (ii) the class and number of shares of the corporation which are beneficially owned by the shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

OTHER MATTERS

        Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended September 30, 2000, all Reporting Persons complied with all applicable Section 16(a) filing requirements.

        Other Matters. The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

        It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                             By Order of the Board of Directors,

                                             /s/Raymon F. Thompson
                                             -----------------------------------
                                             Raymon F. Thompson
                                             Chairman of the Board,
                                             President and
                                             Chief Executive Officer

APPENDIX A

AUDIT COMMITTEE CHARTER

I.        PURPOSE

        The primary function of the Audit Committee is to assist the Board of Directors in overseeing management's conduct of the Company's (1) financial reporting process, including the financial reports and other financial information provided to the public; (2) systems of internal financial and accounting controls; and (3) annual independent audit of the Company's financial statements. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and retain outside counsel, auditors and other experts in the conduct of any such investigation.

II.        COMPOSITION

        The Audit Committee shall be comprised of three or more directors as determined by the Board and such composition shall satisfy the independence and other requirements of the Audit Committee Policy of the NASD. All of the members shall have a working familiarity with basic finance and accounting practices or shall become reasonably literate in these matters within a reasonable period after their appointment. At least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

III.        SPECIFIC RESPONSIBILITIES

            1.      Review with management and the independent auditors the audited financial statements to be included in the Company’s Annual                      Report on Form 10-K and review and consider with the independent auditors the matters required to be discussed by the Statement                      of Auditing Standards (“SAS”) No. 61.

            2.      Review with management and the independent auditors of the Company the interim financial results to be included in the                                 Company’s quarterly reports on Form 10-Q and review and consider with the independent auditors the matters required to be                                 discussed by SAS No. 61.

            3.      Review with management and the independent auditors quarterly news releases and reports on earnings prior to their release to the                      public.

            4.      Receive a statement from the independent auditor regarding the auditor's independence as required by the Independence Standards                      Board Standard No. 1 and discuss with the independent auditors any issues related to their independence.

            5.      Recommend annually to the Board the appointment of the independent auditors of the Company.

            6.      Review annually the fee arrangements with the independent auditors.

            7.      Approve non-audit services provided by the independent auditors.

            8.      Approve the Audit Committee Report prepared in conformity with Item 302(a) of Regulation S-K for inclusion in the Company's                      annual proxy statement.

            9.      Review this Charter at least annually and update as conditions dictate.

IV.        GENERAL RESPONSIBILITIES

        The Audit Committee's general duties and responsibilities shall include the following:

            Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

            Review and appraise the audit efforts of the Company’s independent certified public accountants, it being understood that the             independent auditors ultimately are accountable to the Committee and the Board for the services that they provide to the Company.

            Provide an open avenue of communication among the independent auditors, management and the Board of Directors.

            Review, with the Company’s counsel, legal compliance matters, including corporate securities trading policies, and any legal matter that             could have a significant impact on the Company's financial statements.

             Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board             deems necessary or appropriate in order to fulfill its duties and responsibilities.

V.        MEETINGS

        The Committee shall meet four times annually, or more frequently as the Committee deems necessary. In order to foster open communication, the Committee may meet with management and the independent certified public accountants in separate sessions as the Committee deems necessary.

VI.        RESERVATIONS OF RESPONSIBILITY

        The responsibilities of the Audit Committee are limited to those set forth in this Charter and shall not be deemed to include the duty to plan or conduct audits, or to determine whether the Company's financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles, which shall remain the responsibility of management and the independent auditors. The Audit Committee shall not be required to conduct any investigation, or resolve disagreements, between management and the independent auditors, or to ensure compliance with any laws and or regulations, except to the extent necessary to fulfill its duties as set forth herein.

PROXY

SEMITOOL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING TO BE HELD ON
February 8, 2001.

        RAYMON F. THOMPSON and WILLIAM A. FREEMAN, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Semitool, Inc. (the "Company"), to be held on February 8, 2001, and any adjournment or postponement thereof.

        Election of all directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: (01) RAYMON F. THOMPSON, (02) HOWARD E. BATEMAN, (03) RICHARD A. DASEN, (04) TIMOTHY C. DODKIN,                                         (05) DANIEL J. EIGEMAN and (06) L. PETER LARSON.

BOARD OF DIRECTORS' RECOMMENDATIONS: The Board of Directors recommends a vote FOR the election of Directors, FOR approval and ratification of the Amended and Restated Semitool, Inc. 1994 Stock Option Plan, as amended and FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending September 30, 2001.

If you wish to vote in accordance with the Board of Directors' recommendations you need not mark any boxes, just sign and date on the reverse side.

SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE

[FORM OF BACK OF PROXY CARD]

--------------------------------------- ----------------------------------------

Vote by Telephone                       Vote by Internet

It's fast, convenient, and immediate!   It's fast, convenient,  and your vote is
Call Toll-Free on a Touch-Tone Phone    immediately confirmed and posted
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:           Follow these four easy steps:

1. Read the accompanying Proxy          1. Read the accompanying Proxy
   Statement/Prospectus and Proxy Card     Statement/Prospectus and Proxy Card.

2. Call the toll-free number            2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).        http://www.eproxyvote.com/smtl

3. Enter your 14-digit Voter Control    3. Enter your14-digit Voter Control
   Number located on your Proxy Card       Number located on your Proxy Card
   above your name.                        above your name.

4. Follow the recorded instructions     4. Follow the instructions provided.

--------------------------------------- ----------------------------------------

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Call 1-877-PRX-VOTE anytime!            Go to http://www.eproxyvote.com/smtl
                                        anytime!

    Do not return your Proxy Card if you are voting by Telephone or Internet

                                   DETACH HERE

    |X|  Please mark
         votes as in
         this example.

     Shares represented by this proxy will be voted as directed by the sharholder.
If no such directions are indicated, the Proxies will have authority to vote FOR the election of all directors and FOR proposals 2 and 3.  In their discretion, the
Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

1. Election of Directors (see reverse):  2. To approve and ratify the Amended and
                                            Restated Semitool, Inc. 1994 Stock
    [ ] FOR         [ ] WITHHELD            Option Plan, as amended, increasing
                                            the number of shares of Common Stock
    [ ]------------------------------       available for issuance thereunder
       For all nominees except as           by 300,000 shares from 3,000,000
       noted above                          shares to 3,300,000 shares.

                                            [ ]FOR   [ ]AGAINST   [ ] ABSTAIN

                                         3. To ratify the appointment of
                                            PricewaterhouseCoopers LLP as the
                                            Company's independent auditors for the
                                            fiscal year ending September 30, 2001.

                                            [ ]FOR   [ ]AGAINST   [ ] ABSTAIN

                                         PLEASE MARK, SIGN, DATE AND RETURN THIS
                                         PROXY CARD PROMPTLY USING THE ENCLOSED
                                         REPLY ENVELOPE.

                                         Please sign and date where indicated.
                                         Joint owners should each sign.  When
                                         signing as attorney, executor,
                                         administrator, trustee or guardian,
                                         please give full title as such.

Signature______________________________  Signature______________________________
Date______________                       Date______________